EXHIBIT 10.9(g)

                              EMPLOYMENT AGREEMENT


         In consideration of the promises hereinafter contained, CryoLife, Inc., a Florida corporation ("we", "our" and "us") and Kirby S. Black ("you") hereby agree as of the 26th day of June, 1995 to the following:

         1. Employment. We hereby employ you and you hereby accept employment on the terms and conditions set forth below. Your duties and compensation are set forth on the Exhibit attached hereto.

         2. Extent of Services. During your employment, you agree to devote your full and exclusive time and attention to your employment duties and not to engage in any other business activity which conflicts or competes with our business or which reduces your effectiveness in performing your duties under this Agreement unless you have first obtained our prior written consent.

         3. Benefits and Absences. You are entitled to all benefits offered by us for which you meet the eligibility requirements. You are subject to the obligations concerning absences due to disability, sick leave, and other absences, described in the current benefit summary schedule, and as revised hereafter.

         4. Term and Termination. Your employment shall commence on the date of this Agreement. Both you and we shall have the right upon giving 30 days written notice to the other to terminate with or without cause the employment under this Agreement. However, if one party to this Agreement terminates the employment, the other party may at his option effect the separation immediately. This
Agreement shall automatically terminate in the event of your death. Such automatic termination shall discharge both parties hereto from any and all further liability or responsibility to the other under this Agreement.

         5. Right to Change Duties. We reserve the right to change the nature and scope of your duties. In the event of any transfer to another corporate facility, we shall defray the reasonable cost of transporting you and your family with household furnishing to your new location.

         6. Secrecy and Noncompetition. Your employment and continued employment with us is conditioned upon your signing our standard Secrecy and Noncompete Agreement whose terms and agreements you agree to be bound by. You agree that under no condition will any breach or infraction of this Agreement be assertable as a defense to any action or responsibility incurred by you under the Secrecy and Noncompete Agreement.

         7. Your Warranties. You present and warrant that you will not utilize or disclose any trade secrets or proprietary information of others to us and that the only secrecy and/or noncompetition agreements you have with others are identified on the attached exhibit.

         8. Miscellaneous. This Agreement may not be changed or terminated orally and no change, termination or attempted waiver of the provisions hereof shall be binding unless in writing and signed by the parties against whom the same is sought to be enforced; provided, however, that the compensation paid to you hereunder may be increased at any time by us without in any way affecting any other term or condition of this Agreement which in all other respects shall remain in force and effect. This Agreement



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shall be governed by the laws of the State of Georgia.

         IN WITNESS WHEREOF, this Agreement has been duly executed on the day and year first above written.



                                         CRYOLIFE, INC.



                                         By: ___________________________________
                                         Its: __________________________________



                                         EMPLOYEE


                                         ---------------------------------------









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                         Exhibit to Employment Agreement



Duties:                    Vice President, Research & Development




Compensation:              $8,333.33/Month Plus Company
                           Fringe Benefits

Secrecy and
Noncompetition
Agreements
With Others*:              University of California





            (*Copies of these must be promptly provided to CryoLife)




506213.1